Exhibit 99.1

Media Contact:	Investor Contact:

Barbara Henderson	Erin Gehan
SVP, Worldwide Corp. Comm.	Sr. Director Investor Relations
(310) 410-9600 ext. 32736	(310) 410-9600 ext. 32862
Herbalife Statement
LOS ANGELES, April 24, 2008 — Prompted by an inquiry from The Wall Street Journal, Herbalife President and COO Gregory L. Probert has confirmed that he did not fully complete the requirements for his MBA degree as stated in his biography. Officials at California State University, Los Angeles confirmed that Probert was enrolled in the graduate school MBA program for 12 quarters in the 1980s. The company is reviewing the matter and, upon completion of this internal investigation, will take any appropriate action.
About Herbalife Ltd.
Herbalife Ltd. (NYSE: HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of over 1.7 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.
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